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                                                                 EXHIBIT 10.13

                        TRAVELWEB PARTICIPANT AGREEMENT

     This Agreement is executed on the dates indicated but to be effective July 15, 1995 and is hereby entered into by and between The Hotel Industry Switch Company (hereinafter called "THISCO") and INTER-CONTINENTAL HOTELS CORPORATION (hereinafter called "Participant") on the terms and conditions as set forth herein (the "Agreement").

                                      I.
                                  DEFINITIONS

     The following definitions shall be applicable to this Agreement:

     1.1 TravelWeb. A tradename owned by THISCO for its service to provide a catalog of information on hotels, resorts, cruise lines and other travel and lodging subjects which is accessible by a Client Computer (as hereinafter defined) on the Internet.

     1.2 Internet. A worldwide network of computers with information which is accessible by Client Computers (as hereinafter defined).

     1.3 TravelWeb Participant. A person or entity who enters into an agreement with THISCO for the creation and publishing of Internet Pages (as hereinafter defined).

     1.4 TravelWeb Publication. One or more pages of Materials (as hereinafter defined) to be developed into Internet Pages (as hereinafter defined).

     1.5 TravelWeb Order. A written order form, acceptable to THISCO and in the form prescribed by THISCO, executed by THISCO and Participant setting forth the information necessary for the publication of Internet Pages (as hereinafter defined) from Participant's Materials (as hereinafter defined) and the agreed fees and costs to be paid for the order. A copy of the current TravelWeb Order Form (with additional required documents attached thereto) is attached hereto and marked Exhibit A.

     1.6 Change Order. A written change, on a form prescribed by THISCO, in the TravelWeb Order mutually agreed to and executed by THISCO and Participant.

     1.7 Client Computer. A computer with access to information on the Internet.

     1.8 Materials. All of the information, in documentary form or otherwise, provided to THISCO by Participant to be used by THISCO to publish the Internet Pages.


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     1.9  TravelWeb Access Information. Information regarding TravelWeb access by Client Computers as is gathered by THISCO and made available to Participant which shall include daily transaction statistics, hourly transaction statistics, total transfers by client domain, total transfers by reversed sub domain, total transfers from each archive section and previous full summary period.

     1.10 Internet Page. The finished informational product created and published by THISCO from the Materials pursuant to this Agreement and a TravelWeb Order or a Change Order which appears on an individual Client Computer screen and which is available on and is accessible by Client Computers on the Internet.

     1.11 Authorized Representative. An authorized representative is any person or entity with the express right, authority and/or obligation to perform the obligations of or act on behalf of THISCO or Participant with respect this Agreement.

     1.12 Certificate of Acceptance. Written acceptance by Participant of the Internet Pages and authorization to publish them. The Certificate of Acceptance will be in a form prescribed by THISCO.

                                      II.
                            INTENT OF THIS AGREEMENT

     2.1 Mutual Intent. It is intended by both parties to this Agreement that this Agreement, all exhibits hereto, and all other documents made reference herein, sets forth, in its entirety, all of the terms, conditions, rights and obligations of THISCO and Participant with respect to the publishing of Internet Pages by THISCO for the benefit of Participant as more specifically set forth herein.

                                     III.
               CREATION AND PUBLICATION OF A TRAVELWEB BROCHURE;
                DUTIES AND OBLIGATIONS OF THISCO AND PARTICIPANT

     3.1 TravelWeb Order. The TravelWeb Order shall be completed and shall be in the form attached hereto and marked Exhibit A (the "TravelWeb Order Form") and shall contain all of the information necessary for THISCO to publish the Internet Pages requested by Participant. The TravelWeb Order Form may be amended or replaced by THISCO at any time without notice prior to any TravelWeb Order being executed and such new or amended form need not be attached hereto as a replacement for Exhibit A to be effective and to supersede Exhibit A. To be effective, any TravelWeb Order Form must be executed by an Authorized Representative of THISCO and Participant. A new TravelWeb Order Form shall be completed and


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          agreed to with respect to each TravelWeb Publication to be created and published by THISCO for the benefit of Participant pursuant to this Agreement.

     3.2 Materials for Creation and Publication of the Internet Pages. Participant shall be solely responsible for providing to THISCO all Materials reasonable and necessary for THISCO to create and publish the Internet Pages pursuant to the TravelWeb Order. All Materials shall be in form, substance, condition and format as required by THISCO and shall meet or exceed all of the requirements set forth on Exhibit A hereto and all other reasonable and necessary requirements requested by THISCO. Exhibit A (or any other similar document setting forth the requirements for the Materials) may be amended by THISCO at any time. Subject to the terms of this Agreement, THISCO is hereby authorized to utilize, consistent with the TravelWeb Order and for no other purposes other than those expressly set forth in this Agreement, all copyrights, trademarks, trade names, service marks or other proprietary marks or symbols contained within the Materials.

     3.3 Processing the Order; Creation of the Internet Pages; Approvals. THISCO shall process the TravelWeb Order pursuant to the schedule set forth therein. Upon creation of the Internet Pages to be published pursuant to the TravelWeb Order and this Agreement (but prior to such publication), THISCO shall deliver to Participant, for inspection and approval, the completed Internet Pages. Participant shall, within fourteen (14) days of such delivery, make any and all written corrections or proposed amendments it may have to the Internet Pages and shall provide THISCO with written notice detailing such corrections and/or proposed amendments. In the event the Internet Pages are approved, Participant shall, within fourteen (14) days of receipt of the Internet Pages, provide THISCO with a Certificate of Acceptance. Notwithstanding the above and foregoing, in the event Participant does not provide written notice to THISCO of corrections or proposed amendments or approving the Internet Pages within fourteen (14) days of receipt of the Internet Pages, approval of the Internet Page shall be deemed not given by Participant to THISCO and THISCO shall not be authorized to publish the Internet Pages on the Internet; however, THISCO may immediately invoice Participant for all fees and costs associated with the TravelWeb Order and/or Change Order and Participant shall be deemed to have waived any dispute of such invoice. THISCO may not modify or amend the approved Internet Pages without Participant's prior written consent.

     3.4 Authority to Publish. Participant hereby authorizes and directs THISCO to publish on the Internet as part of TravelWeb the approved Internet Pages.

     3.5  TravelWeb Management. THISCO shall be responsible for all costs


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          associated with the connection of the TravelWeb server to Internet and all hardware and software maintenance for such server. THISCO shall insure that the server is monitored for failures 24 hours per day, seven days per week and will use commercially reasonable efforts to assure that the server is operational and available on the Internet 24 hours per day, seven days per week.

                                      IV.
                                 FEES AND COSTS

     4.1 Creation and Publication Fees. For the creation and development of the Internet Pages from the Materials provided by Participant to THISCO, Participant shall pay to THISCO the fees and costs set forth on each TravelWeb Brochure Order and/or Change Order. Fees and costs charged in connection with each TravelWeb Brochure Order are subject to change without notice for all TravelWeb Brochure Orders which have not been executed.

     4.2 Monthly Maintenance Fees. For maintaining the Internet Pages on the Internet and the management and operation of the TravelWeb, Participant shall pay to THISCO a monthly maintenance fee as follows:

          1 - 50              properties           $3.00 per property
          51 - 200            properties           $2.75 per property
          201 - 400           properties           $2.50 per property
          over 400            properties           $1000

          The monthly maintenance fee is for each property for which an Internet Page appears for all or any portion of a month and shall be due on or before the thirtieth (30th) day after the date of the invoice.

     4.3 Additional Hypertext Connections. For all hypertext connections to Internet sites not on TravelWeb, Participant shall pay to THISCO Five Dollars ($5.00) per additional site.

     4.4 Payment of Fees and Costs. THISCO shall invoice Participant for all fees and costs and Participant shall pay each invoice within thirty
          (30) days of the date of such invoice. In the event any amount is not paid as required, all unpaid amounts shall incur interest at one and one-quarter percent (1 1/4%) per month (15% per annum) until paid in addition to the other remedies provided herein.

                                       V.
                              TERM AND TERMINATION

     5.1  Term. Unless terminated as provided herein, the initial term of this


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          Agreement shall be from the date hereof through the first anniversary date hereof provided, however, this Agreement shall be automatically renewed and extended for additional one (1) year terms unless, at least sixty (60) days prior to the expiration of the initial or any extended term, either party shall terminate this Agreement by providing written notice to the other party of such termination.

     5.2 Effect of Termination. Upon termination of this Agreement, the publication of all Internet Pages by THISCO shall cease and all duties and obligations as set forth herein shall immediately cease and terminate except for the those provisions that expressly state otherwise and the provisions set forth in Article 6, Sections 7.6, 7.7, 9.1 and Articles 10 and 11 hereof and any payments which may be due after the date of termination and all Materials shall be returned to Participant.

                                      VI.
                      INTELLECTUAL PROPERTY AND MATERIALS

     6.1 Ownership of Materials. Participant represents and warrants that it is the sole and exclusive owner, or has the unlimited authorized right of use in connection herewith, of all Materials, copyrights, trademarks, trade names, service marks and any and all other intellectual property rights, by virtue of common law or statutory, used in connection therewith and that the publication of same on the Internet Pages is and shall be, at all times material hereto, legal and shall not, in any manner, infringe upon or violate any applicable law or rights of any third party.

     6.2 Protection of Intellectual Property Rights. Participant shall be solely and exclusively responsible for the protection of any and all of its intellectual property including, but not limited to the inclusion of any and all statutory or other notices customarily used or required for purposes of providing notice of ownership or protection of such intellectual property in connection with the Materials and the Internet Pages.

     6.3 Ownership of Internet Pages. The Internet Pages, shall, at all times be and remain the property of Participant. THISCO may not use or publish the Internet Pages in any manner other than pursuant to this Agreement without the prior written consent of Participant. Participant may use and republish the Internet Pages upon payment to THISCO of all costs associated with providing the Internet Pages to Participant.

                                      VII.
                                    DEFAULT

     7.1 Events of Default. Subject to Section 7.2 below, any one of the following will be considered an Event of Default:


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          (i)   The failure of either party to pay any amount due hereunder within the time required;

          (ii) The failure of either party (including Participant's participating affiliates and franchisees) to satisfy the obligations set forth in this Agreement;

          (iii) The material breach by either party of this Agreement; or

          (iv) If either THISCO or Participant (the "Defaulting Party") becomes insolvent, takes any step leading to its cessation as a going concern, or ceases business operations for reasons other than a strike and other than assignment as allowed by this Agreement, then the other party (the "Insecure Party") may immediately terminate this Agreement upon written notice to the other party unless the Defaulting Party immediately gives the Insecure Party adequate assurance of the future performance of this Agreement. If bankruptcy proceedings are commenced with respect to the Defaulting Party, and if this Agreement has not otherwise terminated, then the Insecure Party may suspend all further performance of this Agreement until the Defaulting Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Insecure Party pending the Defaulting Party's assumption or rejection will not be a breach of this Agreement.

     7.2 Force Majeure. It will not constitute an Event of Default if such event listed in Section 7.1 is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 6.1, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

     7.3 Notice of Default and Opportunity to Cure. Upon the occurrence of an Event of Default, the non-defaulting party shall give notice of such default to the defaulting party and, in the event of a monetary default, the defaulting party shall have ten (10) days from the date of such notice within which to cure such default or, in the event of a non-monetary default, the defaulting party shall have twenty (20) days within which to cure such default. In the event such default is not cured within the time required herein, this Agreement may then be terminated.


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     7.4  Effect of Default.

          (i) By Participant. In the event of a default of this Agreement by Participant and the failure of Participant to cure such default after notice and opportunity to cure as provided herein, THISCO shall be entitled (i) terminate this Agreement and THISCO's obligations and duties set forth herein shall cease (ii) to retain all materials, the Internet Pages and any and all other Materials used by, developed or created by THISCO in the performance of this Agreement, and (iii) pursue any and all claims for fees and costs agreed to be paid pursuant to this Agreement without any offset for mitigation resulting from THISCO's terminated obligation to continue to develop and create Internet Pages as required by the TravelWeb Brochure Order. It is acknowledged and agreed by Participant that the damages to THISCO for a default on this Agreement by Participant would be difficult, if not impossible, to measure and that the balance unpaid on any TravelWeb Brochure Order would represent a fair and reasonable estimate of THISCO's damages in the event of such default.

          (ii) By THISCO. In the event of a default of this Agreement by THISCO and the failure of THISCO to cure such default after notice and opportunity to cure as provided herein, Participant may terminate this Agreement and THISCO shall deliver to Participant all Materials and all other materials used, developed and/or created by THISCO in the development and creation of the Internet Pages and THISCO shall refund to Participant all amounts paid pursuant to the TravelWeb Brochure Order less a reasonable amount for such parties of the development and creation of the Internet Pages accomplished by THISCO as represented by the Materials delivered to Participant.

     7.5 Errors on Internet Pages. Notwithstanding any other provision hereof, but except as provided in Section 9.1, in the event an Internet Page published pursuant to this Agreement contains an error caused by THISCO, Participant's sole and exclusive remedy for such error shall be THISCO's obligation to cure such error by correcting the information contained on the Internet Page within ten (10) days of receipt of notice of such error.

     7.6 Waiver of Consequential Damages. Except as provided in Section 9.1, neither party shall be liable to the other for any consequential damages proximately caused or resulting from any default of this Agreement or arising out of the performance of this Agreement, and each party hereby expressly waives such damages.

     7.7  Disclaimer and Limitation of Liabilities. EXCEPT AS PROVIDED IN
          SECTION 9.1, THISCO WILL NOT BE RESPONSIBLE OR LIABLE TO PARTICIPANT FOR ANY FALSIFICATIONS OR INACCURACIES IN THE


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          MATERIAL OR THE INTERNET PAGES NOR WILL IT HAVE ANY LIABILITY TO
          PARTICIPANT FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE INTERNET PAGES UNLESS EXPRESSLY SET FORTH HEREIN, EXCEPT TO THE EXTENT RESULTING FROM THISCO'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED BY THISCO AND WAIVED BY PARTICIPANT.

                                     VIII.
                          TRAVELWEB ACCESS INFORMATION

     8.1 Access Reports. Periodically, THISCO shall provide to Participant a report containing TravelWeb Access Information.

                                      IX.
                                INDEMNIFICATION

     9.1 Indemnification in the Event of Certain Losses. Participant agrees to indemnify and hold harmless THISCO and THISCO's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees), arising out of the performance of this Agreement ("THISCO's Losses") occurring on account of Participant's fault and through no fault of THISCO. THISCO agrees to indemnify and hold harmless Participant, and Participant's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) arising out of the performance of this Agreement ("Participant's Losses") occurring on account of THISCO's fault and through no fault of Participant. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this Section 9.1, such indemnified party shall give prompt notice thereof to the indemnifying party and the indemnifying party shall be entitled to participate therein or, to the extent that it shall wish, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation OF both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Whether or not an indemnifying party elects to assume the defense of any action or claim,


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          the indemnifying party shall not compromise or settle any such action or claim without the indemnified party's written consent (which consent shall not be unreasonably withheld). The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement.

                                       X.
                                CONFIDENTIALITY

    10.1 Confidential Information. During the term of this Agreement, it is acknowledged by Participant and THISCO that each may receive or have access to confidential and proprietary information of the other party including, but not limited to, marketing information, business plans, financial information, and trade secrets ("Confidential Information"). Each party acknowledges that it shall not acquire any ownership or other rights in or to Confidential Information of the other, and shall use the Confidential Information only for the purposes of the performance of this Agreement, and shall keep confidential and not disclose the Confidential Information to any other person, firm or corporation without the prior written consent of the other party. Any Confidential Information transmitted in writing or by other tangible media shall remain the property of the owner and shall be returned to the owner at its request, together with all copies made thereof, at the conclusion of this Agreement. The parties agree that the provisions of this Section 10 shall be in perpetuity. However, this provision shall not in any way restrict the rights of either party to disclose information that: (i) is required by the other party to be disclosed in the performance of the services specified herein; (ii) is specifically requested by the other party to be disclosed; (iii) is specifically requested by authorized staff of either party to be disclosed; (iv) is or becomes generally available to the public other than by breach of this Agreement; or (v) either party is required by law to disclose; provided, however, that prior to such disclosure the disclosing party shall immediately notify the other party in writing if it believes that there will be a legal requirement to disclose, so that the non-disclosing party can determine the most appropriate means of disclosure and so that the non-disclosing party is provided the opportunity to contest the disclosure requirement through legal means.

     10.2 Use of Marks. Participant acknowledges that "TravelWeb" is a service mark of THISCO and that it shall not use such mark without the prior written approval of THISCO. Except as otherwise permitted herein, THISCO agrees that it shall not use any copyright Materials, service mark, trademark or trade name of Participant without Participant's prior written consent. Notwithstanding the preceding provisions of this Section 10.2, either party to this Agreement may, for purposes consistent with the use of the name and/or logo of other hotel companys participating in TravelWeb, utilize the proper trade names, service marks, trademarks and logos of the other party.


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                                      XI.
                                 MISCELLANEOUS


     11.1 Controlling Law. This Agreement will be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles. Subject to the agreement to arbitrate and the jurisdiction and venue provisions set forth in Section 10.1 hereof, any action brought relating to or arising out of this Agreement must be brought in the state or federal courts situated in the county and state of the residence or principal place of business of the party against whom the action is brought (or any of them, if more than one).

     11.2 Notice. All notices and other communications contemplated hereby must be in writing (except in the case of electronically transmitted data) and (a) personally delivered, (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, (d) sent by telecopy with confirmation of receipt of telecopy to the number indicated, or (e) transmitted directly to the recipient by electronic data transmission pursuant to arrangements made between the parties. Such notices and other communications (except in the case of electronically transmitted data) shall be addressed as follows:

          IF TO THISCO:

          3811 Turtle Creek Blvd. Suite 1100
          Dallas, TX 75219
          Attention: John F. Davis, III
          (if by telecopy to:
          (214) 528-5675)

          IF TO PARTICIPANT:

          Inter-Continental Hotels Corporation
          1120 Avenue of the Americas
          New York, NY 10036
          Attention: General Counsel
          (if by telecopy to:
          (212) 852-6414)

          with a copy to:
          Inter-Continental Hotels Group Ltd.
          Devonshire House, Mayfair Place
          London, England WlX 5FX
          Attention: Sr. Vice President Marketing
                     & Sales
          (if by telecopy to: 44 171 355 6504)

          or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices will be deemed given and received when received.

     11.3 Binding Effect. This Agreement will be binding upon and will inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.


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     11.4 Assignment; Authorized Agents. This Agreement is not assignable by
          Participant without the prior written consent of THISCO and such consent shall not be unreasonably withheld or delayed. Any of the duties and obligations of THISCO may be assigned by THISCO or performed by any Authorized Representative of THISCO.

     11.5 Entire Agreement. This Agreement and the Exhibits hereto (and any replacements and/or amendments thereto) shall constitute the entire, sole and exclusive agreement between THISCO and Participant with respect to the subject matter set forth herein and shall supersede any and all other agreements, oral or written. Each party hereto acknowledges that it has not relied upon any representation or promise not set forth herein.

     11.6 Parties Independence. This Agreement will not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length.

                                       THE HOTEL INDUSTRY SWITCH COMPANY


                                       BY:   /s/ JOHN F. DAVIS, III
                                             ---------------------------------
                                             John F. Davis, III
                                             President

                                       DATE: 6/29/95
                                             ---------------------------------


                                       PARTICIPANT:

                                       INTER-CONTINENTAL HOTELS CORPORATION


                                       BY:   /s/ ALBERT J. PUCCIARELLI
                                             ---------------------------------
                                       ITS:  Executive Vice President
                                             ---------------------------------
                                       DATE: 23 June 1995
                                             ---------------------------------


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